SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
                                  EXHIBIT 11.1



                STATEMENT REGARDING COMPUTATION OF PER SHARE LOSS


Weighted average shares:


                                                Years Ended December 31,
                                         ---------------------------------
                                               1995        1994       1993
 PRIMARY:
 Common stock                            14,935,468  10,129,283  8,955,292
 Warrants and stock options                    ----        ----       ----
                                         ----------  ----------  ---------
 Weighted average common and common
 equivalent shares outstanding           14,935,468  10,129,283  8,955,292
                                         ==========  ==========  =========

 FULLY DILUTED:
 Common stock                            14,935,468  10,129,283  8,955,292
 Warrants and stock options                    ----        ----       ----
                                         ----------  ----------  ---------
 Weighted average common and common
 equivalent shares outstanding           14,935,468  10,129,283  8,955,292
                                         ==========  ==========  =========



       Fully diluted earnings per share are not presented on the face of the Consolidated Statement of Operations since they are not materially different than primary earnings per share.


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